Exhibit 21.1

Jurisdiction	Entity Name
Argentina	Fayser S.R.L.
Tyco Electronics Argentina S.A.
Tyco Networks (Argentina) S.R.L.
Tyco Submarine Systems de Argentina S.A.

Australia	ADC Communications (Australia) PTY Limited
ADC Manufacturing Services PTY Limited
Banool Investments (VIC.) Pty. Ltd.
Clarebury Pty Ltd
Critchley Electrical Products Pty Ltd
Grangehurst Enterprises Pty Ltd.
Morlynn Ceramics Pty Ltd.
Tappat Engineering Pty Ltd
Tyco Electronics Energy Australia Pty Ltd.
Tyco Electronics Energy Pty Ltd
Tyco Electronics Pty Limited

Austria	Tyco Electronics Austria GmbH

Barbados	Corcom West Indies Limited
TE Connectivity (Barbados) SRL

Belgium	ADC Europe N.V.
Raychem Industries BVBA
Tyco Electronics Belgium EC BVBA
Tyco Electronics Raychem BVBA

Bermuda	Tyco Electronics Eta Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited
Tyco Electronics Lambda
Tyco Global Networks Ltd.
Tyco Telecommunications Ltd.

Brazil	ADC Telecomunicacoes do Brasil Ltda.
ADC Telecomunicacoes Industria e Comercio Ltda.
Celis Eletrocomponentes Ltda.
Tyco Electronics Brasil Ltda.

British Virgin Islands	Communication Expert International Investments Limited

Canada	M/A-COM Private Radio Systems Canada Corp.
Tyco Electronics Canada ULC

Cayman Islands	Raychem International (Cayman Islands)

Chile	ADC Chile Ltda.
Tyco Electronics Industrial Y Comercial Chile Limitada

China	ADC Communications (Shanghai) Company Ltd.
ADC Telecommunications Equipment (Shanghai) Co., Ltd.
ADC Telecommunications (Shanghai) Distribution Co., Ltd.
Deutsch Connectors Manufacturing (Shanghai) Co., Ltd.
Deutsch Connectors Trading (Shanghai) Co., Ltd.
LGC Wireless Communication (Shenzhen) Co. Ltd.

Jurisdiction	Entity Name
Raychem Electronics (Shanghai) Ltd.
Raychem Shanghai Cable Accessories Ltd
Raychem (Shanghai) Trading Ltd
Shanghai CII Electronics Co., Ltd (50%)
Shenzhen Century Man Communication Equipment Co., Ltd.
TE Connectivity (Kunshan) Company Limited
TE Connectivity (Suzhou) Co., Ltd.
TE Connectivity (Wuxi) Company Limited
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics AMP Shanghai Ltd. (92.31%)
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics Technology (Kunshan) Co., Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics (Wuxi) Ltd
Tyco Electronics (Zhuhai) Ltd
Tyco Electronics (Zibo) Co., Ltd.

Colombia	Tyco Electronics Colombia Ltda.

Cyprus	Raychem Technologies Limited

Czech Republic	ADC Czech Republic, s.r.o.
Tyco Electronics Czech s.r.o.
Tyco Electronics EC Trutnov s.r.o.

Denmark	Tyco Electronics Denmark A/S
Tyco Electronics Far East Holdings ApS
Tyco Electronics Holding II (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Finland	Tyco Electronics Finland Oy

France	Butterfly Management SAS
Carrier Kheops Bac SAS
Compagnie Deutsch Distribution SAS
Compagnie Deutsch Orleans SAS
Compagnie Deutsch SAS
Connecteurs Electriques Deutsch SAS
Deutsch Finance SAS
Deutsch Group SAS
Deutsch SAS
Tyco Electronics France SAS
Tyco Electronics Holding France
Tyco Electronics Idento sas
Tyco Electronics SIMEL SAS

Germany	ADC EMEA Holding GmbH

Jurisdiction	Entity Name
Tyco Electronics AMP GmbH
Tyco Electronics EC Verwaltungsgellschaft mbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH
Tyco Electronics Verwaltungs GmbH

Gibraltar	Tyco Electronics China (Gibraltar) Limited
Tyco Electronics (Gibraltar) Holding Limited
Tyco Electronics (Gibraltar) Limited
Tyco Electronics India (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Hong Kong	ADC Communications Hong Kong Limited
ADC (Hong Kong) Holding Co., Limited
ADC Telecommunications (China) Limited
AMP Products Pacific Limited
Critchley Asia Limited
Deutsch Connectors Hong Kong Limited
F.A.I. Technology (Hong Kong) Limited
Original Electromechanical (HK) Limited
Raychem China Limited
Raychem (HK) Limited
TE Connectivity HK Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 1 Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited

Hungary	Tyco Electronics Hungary Termelo Kft

India	ADC India Communications Ltd. (67.49%)
CII Guardian International Limited (39.43%)
Deutsch India Power Connectors (Pvt.) Ltd.
RAYCHEM-RPG Private Limited (50%)
TE Connectivity Global Shared Services India Private Limited
TE Connectivity India Private Limited
Tyco Electronics Systems India Pvt Ltd
XOL Technologies Private Limited

Indonesia	PT KRONE Indonesia (70%)
PT. LGC Wireless Indonesia
PT. Tyco Precision Electronics

Ireland	ADC Metrica Ireland Limited
Raychem International (Branch d/b/a Tyco Electronics Cork)
TE Connectivity Holding International II S.a r.l. (Ireland Branch)
TE Connectivity Limerick
TE Connectivity (Netherlands) Holding S.a r.l. - Irish Branch
Tyco Electronics Group S.A. (Ireland Branch)
Tyco Electronics Ireland Limited

Israel	Deutsch Israel Ltd.
Raychem Limited

Jurisdiction	Entity Name
Tyco Electronics Israel Ltd.

Italy	Deutsch Italia S.r.l.
Tyco Electronics AMP Italia Products S.R.L.
Tyco Electronics AMP Italia S.R.L.
Tyco Electronics Italia Holding S.r.l.
Tyco Networks (Italy) Srl

Japan	Deutsch Japan Limited
Precision Interconnect International Ltd.
Tyco Electronics Japan G.K.

Luxembourg	TCN Holding (Luxembourg) S.a r.l. (en liquidation)
TE Connectivity Holding International I S.a r.l.
TE Connectivity Holding International II S.a r.l.
TE Connectivity (Netherlands) Holding S.a r.l.
TE Connectivity (Netherlands) S.a r.l.
TE Connectivity S.a r.l.
Tyco Electronics Finance S.a r.l.
Tyco Electronics Group S.A.
Tyco Electronics Group II S.a r.l.
Tyco Electronics Holding S.a r.l.
TyCom Holdings II SA

Macau	LGC Wireless (Macau) Limited

Malaysia	LGC Wireless (M) Sdn. Bhd.
Raychem Sdn. Berhad.
Tyco Electronics (Malaysia) Sdn. Bhd.

Malta	Tyco Electronics (AMP Korea) Malta Limited
Tyco Electronics (Korea) Malta Limited

Marshall Islands	C.S. Tyco Decisive Inc.
C.S. Tyco Dependable Inc.
C.S. Tyco Durable Inc.
C.S. Tyco Reliance Inc.
C.S. Tyco Resolute Inc.
C.S. Tyco Responder Inc.

Mauritius	Tyco Electronics Asia Investments Limited

Mexico	ADC de Delicias, S. de R.L. de C.V.
ADC de Juarez, S. de R.L. de C.V.
ADC de Mexico S.A. de C.V.
AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Deutsch Servicios S. de R.L. de C.V.
Kemex Holding Company, S.A. de C.V.
Manufacturas y Conectores TYCO, S. de R.L. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Raychem Juarez, S.A. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.

Jurisdiction	Entity Name
Tyco Electronics Tecnologias S. de R.L. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	AMP Taiwan B.V.
AMP Trading B.V.
LGC Wireless B.V.
TE Connectivity Holding Cooperatief U.A.
TE Connectivity Netherlands Cooperatief U.A.
TE Connectivity Netherlands (Poland II) Cooperatief U.A.
TE Connectivity Netherlands (Turkey) B.V.
Tyco Electronics Nederland B.V.
Tyco Electronics Netherlands (Germany Holding) B.V.
Tyco Electronics Netherlands (Gibraltar China) Cooperatief U.A.
Tyco Electronics Netherlands (Gibraltar India) Cooperatief U.A.
Tyco Electronics Netherlands (India) Cooperatief U.A.
Tyco Electronics Netherlands Holding B.V.
Tyco Electronics Wireless Systems B.V.
Tyco Networks (Netherlands) B.V.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Representative Company Nigeria Limited

Norway	Tyco Electronics Norge AS

Panama	TYCO SUBMARINE SYSTEMS, INC.

Peru	Tyco Electronics Del Peru S.A.C.
TyCom Networks (Peru) S.A.

Philippines	Tyco Electronics Philippines, Inc.

Poland	TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Puerto Rico	ADC Puerto Rico, Inc.

Russia	Rayenergo (ZAO Rayenergo)
Tyco Electronics Rus OOO

Saudi Arabia	Raychem Saudi Arabia Limited (49%)
Tyco Electronics Saudi Arabia Limited

Singapore	ADC Communications (SEA) Pte. Ltd.
AMP Singapore Pte. Ltd.
Crompton Instruments (South-East Asia) Pte. Ltd.
Raychem Singapore Pte Limited
Tyco Electronics AMP Manufacturing (S) Pte Ltd
Tyco Electronics Manufacturing Singapore Pte Ltd
Tyco Electronics Singapore Pte Ltd

Jurisdiction	Entity Name
South Africa	ADC Telecommunications (Africa) (Proprietary) Limited
Tyco Electronics South Africa (Proprietary) Limited

South Korea	Tyco Electronics AMP Korea Limited
Tyco Electronics Raychem Korea Limited

Spain	Mondragon Telecommunications S.L.
TE Connectivity AMP Espana S.L.U.
TE Connectivity SubCom S.L.U.
Tyco Electronics Raychem SA
Tyco Iberia, S.L.
Tyco Networks Iberica, S.L.

Sweden	Tyco Electronics Svenska AB
Tyco Electronics Svenska Holdings AB

Switzerland	TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen E-Finance branch
TE Connectivity (Netherlands) Holding S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Solutions GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics (Schweiz) Holding II GmbH
Tyco Electronics (Schweiz) Properties GmbH
Tyco Electronics Services GmbH
Tyco International Services GmbH (49.9375%)

Taiwan	AMP Manufacturing Taiwan Co. Ltd
Raychem Pacific Corporation (50%)
Taiwan Superior Electric Co., Ltd.
Taliq Taiwan Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch
Tyco Electronics Taiwan Co., Ltd.

Thailand	ADC Communications (Thailand) Co., Ltd.
ADC Telecommunications (Thailand) Co., Ltd.
TE Connectivity Manufacturing (Thailand) Company Limited
Tyco Electronics (Thailand) Ltd

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

UAE	Tyco Electronics Middle East FZE

Ukraine	Tyco Electronics Ukraine Limited

United Kingdom	ADC Communications (UK) Holding Ltd.
ADC Communications (UK) Ltd.
AMP Finance Limited
Critchley Group Limited
Deutsch GB Limited
Deutsch Subco Limited
Deutsch UK

Jurisdiction	Entity Name
Pinacl Communication Systems Limited
Pinacl Limited
Pinacl Whitehall Limited
Raychem Limited
Servo Interconnect Limited
TE Connectivity Limited
TVM Distribution Limited
TVM Group UK Limited
Tyco Electronics Corby Limited
Tyco Electronics Energy (UK) Limited
Tyco Electronics Motors Limited
Tyco Electronics Precision Engineering Ltd.
Tyco Electronics UK Holdings Ltd.
Tyco Electronics UK Infrastructure Limited
Tyco Electronics UK Ltd.

State

United States	999 Arques Corp. (37.5%)	CA
	ADC DSL Systems, Inc.	DE
	ADC Global Holdings, Inc.	MN
	ADC International Holding LLC	MN
	ADC OUS Holdings, LLC	DE
	ADC Telecommunications, Inc.	MN
	Codenoll Technology Corporation (73.99%)	DE
	Cotsworks LLC (40%)	OH
	LADD Distribution LLC	DE
	Planarmag, Inc.	DE
	Precision Interconnect LLC	DE
	Princeton Optics, Inc.	NJ
	Raychem International LLC	CA
	Raychem International Manufacturing LLC	CA
	Rochester Wire & Cable LLC	DE
	Sigma Circuits, Inc.	DE
	Sigma GP Holding, Inc.	NV
	Sigma Holding Corp.	DE
	Sigma Printed Circuits Holding Corp.	DE
	TE Connectivity Inc.	NV
	TE Connectivity Networks, Inc.	MN
	The Whitaker LLC	DE
	Transoceanic Cable Ship Company LLC	DE
	Tyco Electronics Corporate Holdings, Inc.	DE
	Tyco Electronics Corporation	PA
	Tyco Electronics Holding Corp.	NV
	Tyco Electronics Integrated Cable Systems LLC	DE
	Tyco Electronics Latin America Holding LLC	NV
	Tyco Electronics Printed Circuit Group LP	DE
	Tyco Electronics RIMC Holding LLC	DE
	Tyco Electronics Subsea Communications LLC	DE

Uruguay	Tyco Electronics Uruguay S.A.

Venezuela	ADC Telecomunicaciones Venezuela, S.A.
AMP de Venezuela, C.A.

Jurisdiction	Entity Name
Tyco Electronics de Venezuela, C.A.
Tyco Submarine Systems, C.A.

Vietnam	TE Connectivity Vietnam Company Limited
Tyco Electronics Vietnam Limited Liability Company